UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

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Interlink Plus, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-55591	47-3975872
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4952 S Rainbow Blvd, Suite 326 Las Vegas, NV	89118
(Address of Principal Executive Office)	(Zip Code)

(702) 824-7047

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2020, Interlink Plus, Inc., a Nevada corporation (the "Company" or "Interlink"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, the Company's wholly owned subsidiary, Loop Media Acquisition, Inc., a Delaware corporation ("Merger Sub"), and Loop Media, Inc., a Delaware corporation ("Loop"). Under the terms of the Merger Agreement, pending Loop stockholder approval of the transaction, Merger Sub will merge with and into Loop with Loop surviving the merger and becoming a wholly-owned subsidiary of Interlink (the "Merger").

Subject to the terms of the Merger Agreement, at the effective time of the Merger, Loop stockholders will receive one newly issued share of Interlink common stock in exchange for each share of Loop common stock. Following the Merger, outstanding warrants and options to acquire a share of Loop common stock will represent the right to acquire one share of common stock of the Company. Following the Merger, securityholders of Loop will become the majority owners and will collectively own approximately 81% and current Interlink securityholders will collectively own approximately 19% of the combined company on a pro-forma fully diluted basis, not including any dilution that may result from securities sold by Loop for capital raising purposes prior to the closing of the Merger.

The combined company will be led by Loop's current management team. At the closing, the combined company's Board of Directors is expected to consist of two members, the Company's current sole director, Bruce A. Cassidy, Sr. and Jon Niermann, who is currently Loop's Chief Executive Officer and a member of Loop's Board of Directors. The Merger has been unanimously approved by the Board of Directors of each company. The transaction is expected to close by the end of January 2020, subject to approval by the stockholders of Loop, and other customary closing conditions. In connection with the Merger closing, the Company intends to sell its current business and assets to a current stockholder in exchange for 2,000,000 outstanding shares of common stock of the Company.

The foregoing summary of the Merger Agreement and the transactions contemplated thereunder and any other agreements to be entered into by the parties are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and are incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Item 7.01	Regulation FD Disclosure

On January 6, 2020, the Company and Loop issued a joint press release announcing their entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and the press release included as Exhibit 99.1 of Item 9.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger Interlink Plus, Inc., Loop Media Acquisition, Inc. and Loop Media, Inc. dated January 3, 2020.

99.1	Press Release dated January 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 6, 2019	INTERLINK PLUS, INC.

	By:	/s/ Roger Tichenor
Roger Tichenor, CEO

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger Interlink Plus, Inc., Loop Media Acquisition, Inc. and Loop Media, Inc. dated January 3, 2020.

99.1	Press Release dated January 6, 2020.